UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

February 26, 2010

ESPEY MFG & ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	001-04383 (Commission File Number)	14-1387171 (IRS Employer Identification No.)

233 Ballston Avenue Saratoga Springs, New York (Address of principal executive offices)	12866 (Zip Code)

Registrant’s telephone number, including area code: (518) 584-4100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Howard Pinsley, Chairman and Chief Executive Officer has retired as Chief Executive Officer effective February 26, 2010.  Mr. Pinsley will continue as Chairman and a non-executive officer of the Company.

The Company has appointed Mark St. Pierre, age 51, as Chief Executive Officer effective February 26, 2010. The Company’s Board of Directors has also elected Mr. St. Pierre to serve as a Director of the Company.

From 2000 to 2008, Mr. St. Pierre was employed by ITT Power Solutions, West Springfield, Massachusetts, and last held the position of Vice President and Director, Merchant Market Segment.  He was responsible for the management and development of a new business unit and the growth of sales to major defense contractors and analytical instrument manufacturers.  Prior to his employment with ITT Power Solutions, Mr. St. Pierre held other positions in the power supply and electronics industry for 20 years.

In connection with his new appointments, Mr. St. Pierre had agreed that if he is terminated as President or Chief Executive Officer he will resign from his position as Director.

ITEM 8.01  Other Events

On February 26, 2010, Espey Mfg. & Electronics Corp. issued a press release announcing the appointment of Mark St. Pierre, as Chief Executive Officer.  A copy of the press release is furnished as Exhibit 99.1 to this report. The information in this report shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act), as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

Exhibit No.                            Document
-------------                              ------------
99.1	Press Release dated March 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2010	ESPEY MFG. & ELECTRONICS CORP.
	By:	/s/ David A. O'Neil
David A. O'Neil, Treasurer and Principal Financial Officer

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